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                                                                   EXHIBIT 10.52


                        FIDELITY NATIONAL FINANCIAL, INC.

                            Liquid Yield Option Notes
                                    Due 2009
                          (Zero Coupon - Subordinated)

                               EXCHANGE AGREEMENT


                                                                October 17, 1997

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        In furtherance of and as contemplated in that certain letter, dated October 3, 1997, from Paul Pepe of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Holder") to Carl A. Strunk of Fidelity National Financial, Inc., a Delaware corporation (the "Company"), the Company hereby agrees with Holder as follows:

        1. Certain Definitions. Unless otherwise defined herein or the context requires otherwise, capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms in the Indenture. As used herein, the following terms shall have the following meanings:

               "Adjusted Minimum Price" shall mean $19.625 per share of Common Stock of the Company.

               "Additional Shares" shall mean the aggregate number of shares of Common Stock (rounded to the nearest whole share), if any, to which Holder may become entitled to receive pursuant to the provisions of Section 2(d)(ii),
Section 2(d)(iv) and Section 2(e) below.

               "Agreements and Instruments" shall mean any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject.

               "Applicable Margin" shall mean 1.50% per annum during the first nine (9) months of the Holding Period and 0.50% per annum thereafter; provided, however, that from and after the occurrence of a Credit Downgrade the Applicable Margin shall be 0.50% per annum.

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               "Applicable Rate" shall mean, for any date of determination, the quotient obtained by dividing (i) the sum of LIBOR plus the Applicable Margin, by (ii) 360.

               "Calculation Agent" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

               "Closing Date" shall mean Wednesday, October 22, 1997, or as soon thereafter upon satisfaction of all conditions to closing set forth in Sections 6 and 7 below as is practicable, or such other date and time upon which the Company and the Holder may mutually agree.

               "Common Stock" shall mean the common stock, par value $.0001 per share, of the Company.

               "Cost of Carry" shall mean, for any date of determination during the Holding Period, the Net Carry Amount multiplied by the Applicable Rate.

               "Credit Downgrade" shall mean the LYONs are downgraded one notch by either Standard & Poor's, a division of the McGraw-Hill Companies (from B+ to B), or Moody's Investors Services, Inc. (from Ba3 to B1).

               "DTC" shall mean the Depository Trust Company.

               "Exchange Shares" shall mean the Initial Shares and the Additional Shares, if any, issued pursuant to Section 2(d) and Section 2(e) below.

               "Exchange Value" shall mean the product of the aggregate number of Initial Shares multiplied by the Initial Price.

               "Execution Price" of the Common Stock shall mean the amount of gross proceeds to Holder (or any Affiliate of Holder) from the sale or other disposition of one Exchange Share, reduced by $0.025 (representing the commission on such Exchange Share).

               "Extended Holding Period" shall mean an additional period commencing on the first day after the expiration of the Initial Holding Period and ending on the earliest to occur of (i) the date on which Holder shall have sold or otherwise disposed of all of the Initial Shares and the Additional Shares, (ii) the date on which Holder shall have received aggregate Proceeds to Holder in an amount equal to or in excess of the Net Exchange Value, or (iii) the date which is six (6) months following the expiration of the Initial Holding Period.

               "Holder LYONs" shall mean $45,000,000 aggregate Principal Amount at Maturity of LYONs owned by Holder for its own account.

               "Holding Period" shall mean the period commencing on the Closing Date and expiring as of the expiration of the Initial Holding Period or, if extended pursuant to Section 2(d)(ii) below, the Extended Holding Period.

               "Indenture" shall mean that certain Indenture, dated as of February 1, 1994, by and between the Company and the Trustee, and any and all amendments and indentures supplemental thereto.


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               "Initial Holding Period" shall mean the period commencing on the
Closing Date and ending on the earliest to occur of (i) the date on which Holder or its Affiliates shall have sold or otherwise disposed of all of the Initial Shares, (ii) the date on which Holder shall have received aggregate Proceeds to Holder in an amount equal to or in excess of the Net Exchange Value, (iii) the first date on which a Credit Downgrade shall have occurred or (iv) the first anniversary date of the Closing Date.

               "Initial Price" shall mean $23.625 per share of Common Stock.

               "Initial Shares" shall mean 1,152,381 shares of Common Stock (which number of shares of Common Stock is determined by (a) multiplying $45,000,000 Principal Amount at Maturity of Holder LYONS by .605 and (b) dividing such amount by the Initial Price).

               "LIBOR" shall be calculated by the Calculation Agent in accordance with the following provisions:

               (i) After the Closing Date, on which LIBOR shall initially be calculated, LIBOR will be calculated on the first date of each calendar month during which this Agreement is in effect, or if such rate is not available on such date, the next date on which such rate is available, and will be the rate for deposits in U.S. dollars having a maturity of one (1) month, commencing on the second London Banking Day immediately following such determination date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such determination date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR in respect of such determination date will be determined as if the parties had specified the rate described in (ii) below.

               (ii) With respect to a LIBOR determination date on which no rate appears on Telerate Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one (1) month are offered at approximately 11:00 A.M., London time, on such determination date by four major banks in the London interbank market selected by the Holder (the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Banking Day immediately following such determination date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Holder will request the principal London office of each of the Reference Banks to provide a quotation of its rates. If at least two such quotations are provided, LIBOR for such determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such determination date will be the arithmetic mean of the rates quoted by 11:00 A.M., New York City time, on such determination date by three major banks in The City of New York selected by the Holder for loans in U.S. dollars to leading European banks, having a maturity of one (1) month, commencing on the second London Banking Day immediately following such determination date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Holder are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such determination date.


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               "LYONs" shall mean $235,750,000 aggregate Principal Amount at
Maturity of Liquid Yield Option Notes due February 15, 2009 issued and sold by the Company pursuant to the Indenture.

               "Material Adverse Effect" shall mean the occurrence of any event or circumstance which has a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               "Minimum Price" shall mean $21.625 per share of Common Stock of the Company.

               "Net Carry Amount" shall mean, for any date of determination, an amount equal to the number of Exchange Shares (excluding the number of shares of Common Stock representing Holder's Short Position on the Closing Date) held (including shares of Common Stock traded but not yet settled) by Holder as of 6:00 p.m. Pacific time on the day prior to such date, multiplied by the Initial Price.

               "Net Exchange Value" shall mean the product of (a) the aggregate number of Initial Shares, reduced by the number of shares of Common Stock representing Holder's Short Position on the Closing Date, multiplied by (b) the Initial Price.

               "NYSE" shall mean the New York Stock Exchange.

               "Proceeds to Holder" shall mean the aggregate amount of gross proceeds to Holder (or any Affiliate of Holder) from sales or other dispositions of Exchange Shares, reduced by $0.025 for each Exchange Share (representing the commission on such Exchange Shares); provided, however, that gross proceeds received or deemed to have been received by Holder by reason of delivering Exchange Shares to close Holder's Short Position pursuant to Section 5(a) below shall not constitute Proceeds to Holder, and no commissions shall be payable by the Company to Holder in respect of Exchange Shares delivered by Holder to close its Short Position; and provided further, however, that the gross proceeds to Holder for any sale or other disposition of Exchange Shares in violation of the minimum resale price provisions of Section 2(e) below shall be deemed to be the Minimum Price or the Adjusted Minimum Price, as the case may be.

               "Repayment Event" shall mean any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

               "Sale Price" of the Common Stock on any date means the closing per share sale price for the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on the NYSE Composite Tape or, in the event the Common Stock is not listed on the NYSE, such other national or regional securities exchange upon which the Common Stock is listed, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by NASDAQ, or, if the Common Stock is not reported by NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per share market value of the Common Stock on such date shall be determined by the Company on such basis as it deems appropriate.


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               "SEC Filings" shall mean the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's definitive proxy statement relating to its annual meeting of stockholders held June 17, 1997, and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

               "Securities Act" shall mean the Securities Act of 1933, as amended.

               "Short Position" shall mean 650,000 shares of Common Stock which Holder is required (irrespective of the terms of Holder's contractual delivery requirements in respect thereof) to deliver on the Closing Date in order to eliminate its short position in the Common Stock.

               "Subsidiary" shall mean each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

        2. Exchange of Securities.

               (a) Authorization of Exchange for LYONs. As of the date of this Agreement, $187,500,000 aggregate Principal Amount at Maturity of the LYONs are outstanding. The Company, upon the terms and subject to the conditions set forth herein, has duly authorized the issuance of shares of its Common Stock in exchange for the Holder LYONs.

               (b) Calculation Agent. The Calculation Agent shall be solely responsible for determining all amounts to be paid or transferred pursuant to the terms of this Agreement and the Calculation Agent's determinations shall be final and binding in the absence of manifest error.

               (c) Exchange. Upon the terms and subject to the conditions of this Agreement, on the Closing Date the Company agrees to issue to Holder the Initial Shares and the right to receive the Additional Shares, and Holder agrees to surrender to the Company the Holder LYONs in exchange therefore. The Initial Shares are being offered and sold and will be issued to Holder without being registered under the Securities Act in reliance upon the exemption therefrom provided by Section 3(a)(9) of the Securities Act. The Exchange Shares will be issued to the Holder in the manner set forth in this Agreement and the Initial Shares will be and, upon the Effective Date (as defined below), the Additional Shares will be free and clear of legend or transfer restrictions (other than those imposed * pursuant to this Agreement).

               (d) Adjustment Provisions.

                      (i) Upon the expiration of the Initial Holding Period, if the aggregate amount of Proceeds to Holder arising from sales or other dispositions of the Initial Shares during the Initial Holding Period is determined to exceed the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry, the Holder shall surrender to the Company for cancellation and assign to the Company, for no consideration to Holder, all of the Initial Shares then held by Holder or, if Holder shall have sold or otherwise disposed of all of the Initial Shares (including for purposes hereof Holder's surrender of its Initial Shares pursuant to the immediately preceding clause) then Holder shall acquire shares of Common Stock, and surrender to the Company for cancellation and assign to the Company, for no consideration to Holder, a number of shares of Common Stock (rounded to the nearest whole share) equal to the quotient obtained by dividing the amount of such excess by the Sale Price of the Common Stock as of the last Trading Day of the Initial Holding Period.


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                      (ii) Upon the expiration of the Initial Holding Period, if the aggregate amount of Proceeds to Holder arising from sales or other dispositions of the Initial Shares during the Initial Holding Period is determined to be less than the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry, then Holder shall be entitled to receive from the Company, and the Company shall issue to the book entry account maintained by Holder with DTC, upon the instructions of Holder, without the payment by Holder of any additional consideration other than the Holder LYONs surrendered for exchange on the Closing Date, a number of Additional Shares equal to (A) the quotient obtained by dividing (1) the aggregate amount of such deficiency, by (2) the Sale Price of the Common Stock as of last Trading Day of the Initial Holding Period, reduced by (B) the number of Initial Shares, if any, held by Holder upon the expiration of the Initial Holding Period. If the number of Additional Shares to be delivered pursuant to this Section 2(d)(ii) exceeds 10,000, or if on any day during the Initial Holding Period a Credit Downgrade shall have occurred, then the Holding Period shall be extended for the Extended Holding Period.

                      (iii) Upon the expiration of the Extended Holding Period, if the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares during the Extended Holding Period is determined to exceed the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry, less the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares during the Initial Holding Period, the Holder shall surrender to the Company for cancellation and assign to the Company, for no consideration to Holder, all of the remaining Exchange Shares then held by Holder or, if Holder shall have sold or otherwise disposed of all of the Initial Shares and the Additional Shares (including for purposes hereof Holder's surrender of its Initial Shares pursuant to the immediately preceding clause) then Holder shall acquire shares of Common Stock, and surrender to the Company for cancellation and assign to the Company, for no consideration to Holder, a number of shares of Common Stock (rounded to the nearest whole share) equal to the quotient obtained by dividing the amount of such excess by the Sale Price of the Common Stock as of the last Trading Day of the Extended Holding Period.

                      (iv) Upon the expiration of the Extended Holding Period, if the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares during the Extended Holding Period is determined to be less than the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry, less the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares during the Initial Holding Period, then Holder shall be entitled to receive from the Company, and the Company shall issue to the book entry account maintained by Holder with the DTC, upon the instructions of Holder, without the payment by Holder of any additional consideration other than the Holder LYONs surrendered for exchange on the Closing Date, a number of Additional Shares equal to (A) the quotient obtained by dividing (1) the aggregate amount of such deficiency, by (2) the Sale Price of the Common Stock as of last Trading Day of the Extended Holding Period, reduced by (B) the number of Exchange Shares, if any, held by Holder upon the expiration of the Extended Holding Period.

                      (v) The Additional Shares, if any, to be delivered to Holder pursuant to this Section 2(d) shall be issued at such date, time and place as may be agreed upon by the Company and the Holder. In the event that Additional Shares are delivered hereunder and the Holding Period is not extended for the Extended Holding Period, then the Company shall compensate Holder in cash for any decrease in the value of the Additional Shares between the dates on which such number is determined and the later of (A) the date on which the Additional Shares are delivered, or (B) the date on which the


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registration statement covering resales of such Additional Shares described in paragraph (f) below shall have become effective under the Securities Act (the "Effective Date"). Such amount shall be determined as the difference, if negative, between the Sale Price of the Common Stock on the last day of the Initial Holding Period and the Sale Price of the Common Stock on the later of
(A) the date on which the Additional Shares are delivered to Holder pursuant to the terms of this Agreement, or (B) the Effective Date, and shall be paid immediately after such calculation has been made by the Calculation Agent. In the event such amount is positive, Holder shall compensate the Company in a like manner.

                      (vi) The Company shall have the right, exercisable by delivery of written notice to Holder within two Business Days following the expiration of the Extended Holding Period, to purchase from Holder any or all Exchange Shares held by Holder at the expiration of the Extended Holding Period for an aggregate purchase price equal to the difference, if positive, of (1) the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry, reduced by
(2) the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares during the Holding Period. If the Company elects not to or fails to exercise such right, Holder shall be entitled to sell or otherwise dispose of all such remaining Exchange Shares either during the five
(5) Trading Day period commencing on either the expiration of the Extended Holding Period or, if later, the Effective Date. Within two (2) Business Days following the end of such five (5) Trading Day period, the Company shall compensate Holder in cash (without duplication for any compensation paid pursuant to Section 2(d)(v)) for any losses realized by Holder from such sales or dispositions of Exchange Shares and the Cost of Carry accrued during such period. Such amount shall be determined as the difference, if positive, between the Sale Price of such Exchange Shares as of the Trading Day on which such Additional Shares were delivered to Holder pursuant to Section 2(d)(iv) and the Proceeds to Holder arising from the sale or disposition thereof. In the event such amount is negative, Holder shall compensate the Company in a like manner.

               (e) Cost of Carry. During the Holding Period, the Company agrees to pay to the Holder the Cost of Carry for each day from (but excluding) the Closing Date to the last Trading Day of the Holding Period; provided, however, that the aggregate amount payable by the Company as the Cost of Carry shall be reduced (not below zero) by the aggregate amount of dividends in respect of the Exchange Shares which Holder shall have become entitled to receive by reason of being a holder of Exchange Shares as of any record date for the payment of dividends on the Common Stock which occurs during the Holding Period. The Cost of Carry shall become due and payable within ten (10) days after the last Trading Day of the Holding Period and may be paid, at the option of the Company, either in (i) cash, (ii) in Additional Shares as provided in Section 2(d) above, or (iii) any combination thereof. For purposes of subsection (d)(iv), the Cost of Carry shall be calculated to include the five (5) Trading Day period referenced therein.

               (f) Registration of Additional Shares. Any Additional Shares shall be issued pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act, the availability of which shall be confirmed by an opinion of Stradling Yocca Carlson & Rauth, or other counsel reasonably satisfactory to Holder, in form and substance reasonably satisfactory to Holder. Within six (6) months following the Closing Date, the Company shall file a registration statement with the Securities and Exchange Commission under the Securities Act, for the purpose of registering the Additional Shares, and shall use its best efforts to cause such registration statement to be declared effective under the Securities Act.


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               (g) Limitation on Resale Price. Holder agrees, for itself and on behalf of its Affiliates, that (i) during the period commending on the Closing Date and ending on the date which is five (5) calendar months after the Closing Date, no Exchange Shares shall be sold or otherwise disposed of for a price per share of Common Stock which is less than the Minimum Price, and (ii) during the four (4) month period thereafter, no Exchange Shares shall be sold or otherwise disposed of for a price per share of Common Stock which is less than the Adjusted Minimum Price. The provision of this paragraph (g) shall terminate and be of no further force or effect upon the occurrence of a Credit Downgrade.

               (h) Closing. The closing of the exchange of LYONs for Initial Shares under this Agreement (the "Closing") shall take place on the Closing Date by electronic book entry through DTC. At the Closing, the Holder LYONs shall be delivered by the Holder, and the Initial Shares by the Transfer Agent on behalf of the Company, by book entry transfer through DTC. The exchange shall not be deemed complete or the Closing to have been effected until a book entry confirmation is received by the Company and the Holder confirming that the Holder LYONs, in the case of the Company, and the Initial Shares, in the case of the Holder, have been transferred to the account of the Company (or its designee or nominee), in the case of the Holder LYONs, and the Holder (or its designee or nominee), in the case of the Initial Shares, and such exchange shall take place on the same Trading Day and as simultaneously as possible. The Company and the Holder shall cooperate and coordinate their efforts, and those of their respective agents, nominees and designees, with DTC, the Transfer Agent and the Trustee to accomplish the foregoing objective; provided, however, that neither the Company, the Holder nor the Transfer Agent, nor any designee or nominee of the foregoing, shall have any liability for the performance by DTC or its participants of their respective obligations under the rules and procedures governing their operations.

               (i) Cash Collateral. The Company agrees to pay to the Holder, on the 15th and 30th day of each calendar month during the Holding Period, or if there is no 30th day the last day of such calendar month (the "Deposit Date"), for deposit to an account established by and for the benefit of holder (the "Cash Collateral Account") an amount of cash, calculated by the Calculation Agent as of the third Business Day immediately preceding the Deposit Date (the "Calculation Date"), equal to:

                      (i) the amount, if any, of any accrued and unpaid Cost of Carry; plus

                      (ii) an amount equal to (A) the number of Exchange Shares sold or otherwise disposed of since the Closing Date multiplied by (B) the difference, if positive, of the Initial Price and the Execution Price of the Common Stock; plus

                      (iii) an amount equal to (A) the difference, if a positive number, between (A) the Initial Price and (B) the Sale Price of the Common Stock, multiplied by (B) the number of Exchange Shares then held by Holder; minus

                      (iv) an amount equal to (A) the number of Exchange Shares sold or otherwise disposed of since the Closing Date times (B) the difference, if positive, of the Execution Price of the Common Stock and the Initial Price;


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provided, however, that the Company's obligation to pay cash into the Cash
Collateral Account shall initially arise only if the net amount, calculated pursuant to this Section (i), is in excess of $500,000 and, thereafter, on each Deposit Date if the amount, calculated pursuant to this Section (i), is $500,000 in excess of the amount in the Cash Collateral Account on the date immediately preceding that Deposit Date.

               Holder agrees to pay interest to the Company monthly on the amount in the Cash Collateral Account at a rate equal to LIBOR.

               The Company's obligation to maintain the Cash Collateral Account shall continue until the Company has satisfied all of its obligations under this Agreement whereupon the entire amount of cash then on deposit in the Cash Collateral Account shall be released to the Company. The Company grants to holder a continuing security interest in the Cash Collateral Account to secure the Company's obligations under this Agreement; provided, however, that Holder shall not liquidate or apply any amount on deposit in the Cash Collateral Account unless or until (a) the Company shall have defaulted on any obligation under this Agreement, including the obligation to make payments to the Cash Collateral Account pursuant to this Section 2(i), and such default shall have continued for a period of five (5) Business Days after the Company receives written notice of such default from Holder, or (b) as of the expiration of the Holding Period, either the Common Stock is not then listed on the NYSE, any national or regional securities exchange or the NASDAQ Stock Market or trading in the Common Stock shall have been suspended by the NYSE, such securities exchange or NASDAQ for two (2) consecutive Trading Days. In the foregoing events, Holder shall be entitled to liquidate or apply amounts on deposit in the Cash Collateral Account only in an amount equal to the difference, if negative, between (1) the aggregate amount of Proceeds to Holder arising from sales or other dispositions of Exchange Shares, and (2) the sum of the Net Exchange Value plus accrued and unpaid Cost of Carry. Immediately upon such liquidation or application of the Cash Collateral Account, Holder shall (a) surrender to the Company for cancellation and assign to the Company, for no consideration to Holder, all Exchange Shares then held by Holder, (b) release to the Company the remaining amounts, if any, on deposit in the Cash Collateral Account, and (c) pay to the Company all accrued and unpaid interest on amounts theretofore held in the Cash Collateral Account.

               (j) Credit Downgrade. In the event of a Credit Downgrade, (i) the aggregate net accrued and unpaid obligations of the Company and the Holder, as the case may be, under Section 2(d) under this Agreement shall become due and payable within ten (10) Business Days following the Credit Downgrade, (ii) Holder shall be entitled to sell or otherwise dispose of its remaining Exchange Shares without any minimum price restrictions; provided, however, that Holder shall first offer the Company the right to purchase all or any part of such remaining Exchange Shares for cash at a purchase price equal to the Initial Price, and (iii) the Initial Holding Period shall terminate and the Extended Holding Period shall commence.

        3. Representations and Warranties of the Company. Except as set forth in the SEC Filings or in the Disclosure Schedules attached hereto, the Company represents and warrants to the Holder as follows:

               (a) Organization and Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to


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conduct its business and to enter into and perform its obligations under this
Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (b) Organization and Standing of Subsidiaries. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (c) Authorization of Agreement and Securities. This Agreement and the transactions contemplated herein have been duly authorized, executed and delivered by the Company. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally. The Exchange Shares have been duly authorized for issuance and sale to the Holder pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Exchange Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Exchange Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (d) Reports and Financial Statements. The SEC Filings complied when filed in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended. None of the SEC Filings, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact, or omitted when filed to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which made, not misleading. Since the dates as of which information is given in the SEC Filings, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (iii) except by regular dividends there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The audited consolidated financial statements of the Company included in its Annual Report on Form 10-K referred to in the first sentence of this paragraph (d) fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

               (e) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.

               (f) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (g) Absence of Further Requirements. Based upon the representations and warranties of the Holder set forth in Section 4 below, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Exchange Shares hereunder or the consummation of the transactions contemplated by this Agreement.

               (h) No Investment Company. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, a amended.

               (i) Section 3(a)(9). The Company represents that the issuance and sale of the Initial Shares is exempt from the requirements of Section 5 of the Securities Act by reason of the exemption from registration requirements provided by Section 3(a)(9) thereunder.

               (j) Free Shares. Other than restrictions on transfer, if any, imposed by this Agreement, or restrictions under applicable securities laws imposed on any Additional Shares, if such Additional Shares shall have been issued pursuant to an exemption from the requirements of Section 5 of the Securities Act, there are no restrictions on the transfer of the Exchange Shares, and no legends or stop order instructions shall be placed against the certificates or book entries representing the Exchange Shares.

        4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

               (a) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Holder, and is a legal, valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principals relating to or limiting creditors' rights generally.

               (b) Ownership of LYONs. Holder is the beneficial owner of the Holder LYONs and, upon the Closing, the Company will acquire good marketable and unencumbered tile to the Holder LYONs surrendered by the Holder for exchange, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements as other obligations relating to their sale or transfer, and subject to no adverse claim.

               (c) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or stock exchange is necessary or required by Holder for the performance by the Holder of its obligations hereunder or the consummation of the transactions contemplated by this Agreement, other than filings with the NYSE necessary to list the Exchange Shares on the NYSE.

        5. Certain Covenants of the Holder.

               (a) Holder's Short Position. Within three (3) Trading Days following the Closing Date, Holder shall deliver that number of Initial Shares which is necessary to eliminate Holder's Short Position in the Common Stock. For purposes of this Agreement (specifically, for the purposes of determining Proceeds to Holder), the delivery of shares of Common Stock by Holder pursuant to this Section 5(a) shall be deemed to generate gross proceeds from sales or other dispositions of Common Stock in an amount equal to the product of the number of shares so delivered multiplied by the Initial Price. During the term of this Agreement Holder agrees that, except in connection with its normal market making activities in the LYONs or in connection with transactions for or on behalf of Holder's customers, Holder will not effect any short sales of the Common Stock.

               (b) Certain Information. Holder agrees to give notice to the Company, to the attention of its Executive Vice President, Finance, by facsimile transmission not later than 3:00 p.m. Pacific time on each Business Day during the Holding Period, setting forth in reasonable detail (i) the number of Exchange Shares sold or otherwise disposed of on the immediately preceding Trading Day, (ii) the number of Exchange Shares delivered to close Holder's Short Position in the Common Stock on the immediately preceding Trading Day,
(iii) the gross proceeds generated from sales or other dispositions of Exchange Shares (including those described in (ii) above) on the immediately preceding Trading Day, (iv) the number of Exchange Shares held by holder as of the close of business on the immediately preceding Trading Day, and (v) LIBOR as of the day of notice.

        6. Conditions of Obligations of the Holder. The obligations of the Holder hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 3 hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the satisfaction, at or before the delivery of the LYONs and Initial Shares at the Closing, of each of the following conditions:

               (a) Officers' Certificate. The Holder shall have received a certificate of the President or an Executive Vice President of the Company and the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date.

               (b) Approval of Listing. The Exchange Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

               (c) No Legal Restraints. There shall not be in effect on the Closing Date any order, law, rule or regulation restraining, enjoining or otherwise prohibiting or making illegal the communication of the transaction contemplated by this Agreement.

               (d) Opinion of Counsel. Holder shall have received an opinion of counsel for the Company, in form and substance reasonably satisfactory to the Holder, to the effect set forth in Appendix I hereto.

               (e) Additional Documents. Counsel for the Holder shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the exchange of securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

        7. Conditions of Obligations of the Company. The obligations of the Company hereunder are subject to the accuracy of the representations and warranties of the Holder contained in Section 4 hereof, to the performance by the Holder of its covenants and other obligations hereunder, and to the satisfaction, at or before the delivery of the LYONs and the Initial Shares at the Closing, of the following conditions:

               (a) Officers' Certificate. The Company shall have received a certificate of a duly authorized executive officer of the Holder, dated as of Closing Date, to the effect that (i) the representations and warranties in
Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, and (ii) the Holder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date.

               (b) Approval of Listing. The Exchange Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

               (c) No Legal Restraints. There shall not be in effect on the Closing Date any order, law, rule or regulation restraining, enjoining or otherwise prohibiting or making illegal the communication of the transaction contemplated by this Agreement.

               (d) Additional Documents. Counsel for the Company shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the exchange of securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

        8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Holder or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Exchange Shares to the Holder.

        9. Termination of Agreement.

               (a) Termination; General. The Holder may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Holder, impracticable to enforce contracts for the sale of securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Securities and Exchange Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party; provided, that Section 12 shall survive such termination and remain in full force and effect.

        10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Holder shall be directed to the Holder at North Tower, 5th Floor, World Financial Center, New York, New York 10281-1201, to the attention of Kathryn McAdams, Edward Weis and Paul Pepe, and to Brown & Wood LLP, One World Trade Center, New York, New York 10048-0557, to the attention of John C. Maquire; and notices to the Company shall be directed to it at 3916 State Street, Suite 300, Santa Barbara, California 93105, to the attention of Carl A. Strunk, Executive Vice President, Finance, with copies to M'Liss Jones Kane, General Counsel, and to Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, to the attention of C. Craig Carlson.

        11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Holder and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Holder and the Company and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Holder and the Company and their respective successors, and for the benefit of no other person, firm or corporation.

        12. Expenses. Each of the parties to this Agreement shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Holder and the Company in accordance with its terms.

                                        Very truly yours,

                                        FIDELITY NATIONAL FINANCIAL, INC.

                                        By:    /s/ CARL A. STRUNK
                                               ---------------------------------
                                        Name:  Carl A. Strunk
                                        Title: Executive Vice President, Finance


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:
        --------------------------------
        Name:
        Title:

the Company and their respective successors, and for the benefit of no other person, firm or corporation.

        12. Expenses. Each of the parties to this Agreement shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Holder and the Company in accordance with its terms.

                                        Very truly yours,

                                        FIDELITY NATIONAL FINANCIAL, INC.

                                        By:
                                               ---------------------------------
                                        Name:  Carl A. Strunk
                                        Title: Executive Vice President, Finance


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

By:     /s/ FRANK V. MCMAHON
        --------------------------------
        Name:  Frank V. McMahon
        Title: Director


                                       15